FOR INFORMATION CONTACT:
                                    JenniferTweeton (jennifert@vollmerpr.com)
                                    VOLLMER, (713) 970-2100



                    AmREIT ANNOUNCES RECORD YEAREND RESULTS

o        Earnings per share of $0.02 for 2003
o        Adjusted FFO up 29 percent to $0.54 per share for 2003
o        Total assets up 38 percent to $101 million

HOUSTON, March 17, 2004 - AmREIT (AMEX: AMY), a Houston-based real estate investment trust, announced record results on strong growth for 2003.

For the year, AmREIT's net income (loss) per class A common share ("EPS") was $0.02 compared to a loss of ($0.62) for 2002. The adjusted EPS for 2003 and 2002, before the adjustment for non-cash deferred merger expenses was $0.35 and $0.15, respectively.

Funds from operations (FFO) for the fourth quarter were $(0.16) per class A share, compared with a $0.02 per share for the fourth quarter of 2002. AmREIT's FFO for the year was $0.22 per class A share compared with FFO of ($0.34) in 2002. A reconciliation of net income to FFO is included in the financial tables accompanying this press release. Diluted earnings per share information is not applicable due to the anti-dilutive nature of the common class B and class C shares.

AmREIT's EPS for the fourth quarter of 2003 was a net loss of ($0.13) compared to a net loss of ($0.06) per share for the fourth quarter of last year. The loss posted during the fourth quarter of 2003 was due to a $0.91 million charge to earnings for a non-cash deferred merger expense. The adjusted EPS for the quarter before this non-cash charge was $0.19.

The company incurred non-cash deferred merger costs of $0.91 million and $1.9 million in 2003 and 2002, respectively, related to the purchase of the company's advisor. FFO adjusted for this non-cash deferred merger cost was $0.54 per share in 2003, in line with management's expected range of $0.54 to $0.56 and 29 percent higher than the adjusted FFO of $0.42 per share announced for 2002. Properties owned increased 38 percent to $101 million, and assets managed under the company's retail limited partnerships increased 100 percent to $30 million for the year.

"Eighteen months ago we merged three of our affiliated investment funds into AmREIT and listed our self-managed REIT on the American Stock Exchange, embarking on our journey from good to great," said Kerr Taylor, AmREIT's president and chief executive officer. "That provided us with a unique business structure and created a platform for growth by bringing in-house three synergistic businesses to support our REIT: a real estate operating and development business, a securities business, and a retail partnership business. Since going public in July 2002, we have doubled our asset portfolio, and we expect to repeat that growth pattern over the next 12 to 18 months."


Operational Highlights

o During 2003 AmREIT purchased or developed $27 million in "irreplaceable corners": premium retail frontage properties in high-traffic, highly populated areas.

o During 2003, AmREIT, through its wholly owned subsidiary AmREIT Securities Company, raised $15 million for its affiliated retail limited partnerships and $14 million from the issuance of its class C common shares.

o In 2003 the company continued its efforts of divesting of non-core properties and replacing them with "irreplaceable corners". The properties sold during 2003 resulted in a net profit of $.31 million.

o On March 2, 2004, Footstar declared bankruptcy and subsequently announced that it intends to close all of its Just For Feet locations. AmREIT owns two Just For Feet locations: Baton Rouge, Louisiana and Tucson, Arizona. Rental income and occupancy costs lost from these two properties represent approximately 5.6% of 2003 total revenue. We do not anticipate that this vacancy will have any negative impact on projected AFFO or dividends in 2004.

o In line with the liquidation strategy of AmREIT's retail limited partnerships, AmREIT Opportunity Fund commenced selling its properties in September of 2002 and anticipates completing liquidation during 2004. The profit participation realized by AmREIT (through its general and limited partner interests) from the liquidation of the AmREIT Opportunity Fund and operating profits from other retail limited partnerships contributed to revenue and earnings during 2003.


Outlook for 2004

In 2004, management expects to raise $50 to $60 million through the capital markets to support an anticipated 100 percent increase in asset growth over the next twelve to eighteen months. This growth is expected to result in adjusted EPS (adjusted for non-cash deferred merger costs expected to be $1.9 million in 2004) in the range of $0.20 to $0.22 cents per class A share. Management expects FFO adjusted for certain non-cash deferred merger costs (adjusted FFO), for the calendar year of 2004 of between $0.62 and $0.64 per class A share. This represents an increase in adjusted FFO of between 15 and 19 percent when compared to adjusted FFO of $0.54 per class A share for 2003. AmREIT updates earnings guidance on a quarterly basis.


Conference Call

AmREIT will hold its first quarterly conference call to discuss fourth quarter and yearend results Thursday, March 18, at 10:00 am Central Time (11:00 am Eastern Time). The dial-in number for the call is 800-884-5695, passcode AmREIT. A live Web cast of the call can be accessed on the investor relations page of AmREIT's Web site at www.amreit.com. The call will also be available for replay for 30 days by dialing 888-286-8010, passcode 58349604, or by going to the investor relations events page of the Company's Web site.

About AmREIT

AmREIT, a self-managed real estate investment firm, has been acquiring, developing, and managing high quality commercial retail real estate to generate monthly income and growth opportunities for investors for more than 19 years. A rapidly growing publicly traded company, AmREIT is known for its ownership of "irreplaceable corners" - premier retail frontage properties in high-traffic, highly populated areas. AmREIT also creates retail limited partnerships, offered to accredited investors through the financial planning community. These retail partnerships create value through actively acquiring and developing high quality free standing and shopping center properties, leased to trusted names such as Starbucks, Walgreens, and Washington Mutual, to create the potential for increasing income and capital appreciation by selling the properties within a defined time horizon.

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which AmREIT operates, management's beliefs and assumptions made by management. Past performance is not indicative of future returns. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any public or private securities from the Company. The purchase of any securities may only be made pursuant to a prospectus or Private Offering Memorandum. A copy of any available prospectus or Private Offering Memorandum and the related subscription documents are available to qualified potential investors on request.

For more information, call Jennifer Tweeton, Vollmer Public Relations, at (713) 970-2100, or Chad Braun, AmREIT, 713-850-1400. AmREIT is online at www.amreit.com.

                               (Tables to Follow)


                                Operating Results
                (in thousands, except share and per share data)

                                                  Three Months Ended               Twelve Months Ended
                                                     December 31,                      December 31,
Revenues:                                        2003             2002             2003            2002
                                                 ----             ----             ----            ----
                                                      (Unaudited)

     Rental income from
       operating leases                      $    1,390       $    1,126       $    4,966       $    3,386
     Earned income from direct
       financing leases                             668              584            2,619            1,807
     Real estate fee income                         320              239            1,031            1,223
     Gain on sale of real estate
       acquired for resale                          550               37              787                -
     Securities commission income                 1,646              348            2,958              847
     Asset management fee income                     71               33              240              252
     Interest and other income                        3                2                8                4
                                             ----------       ----------       ----------       ----------

                         Total Revenues           4,648            2,369           12,609            7,519

Expenses:
     General operating and
       administrative                             1,529              907            3,937            2,802
     Legal and professional                         302              369              881              679
     Securities commissions                       1,270              268            2,288              653
     Depreciation and amortization                  218              157              836              611
     Deferred merger costs                          915                -              915            1,904
                                             ----------       ----------       ----------       ----------
                         Total Expenses           4,234            1,701            8,857            6,649

Operating Income                                    414              668            3,752              870

Income from non-consolidated affiliates             220              134              312              417
Federal income tax expense                         (237)              29             (237)             (61)
Interest expense                                   (611)            (592)          (2,354)          (1,775)
Minority interest in income of
     consolidated joint ventures                    (50)              (1)            (178)            (308)
                                             ----------       ----------       ----------       ----------


Income (loss) before discontinued
     operations                                    (264)             238            1,295             (857)

Income from from discontinued
     operations                                     185               77              391              246
Gain (loss) on sales of real estate
     acquired for investment                        312              (48)             312              (48)
                                             ----------       ----------       ----------       ----------
    Income from discontinued operations             497               29              703              198

Net income (loss)                                   233              267            1,998             (659)

Distributions paid to class B and C
     shareholders                                  (593)            (441)         ( 1,943)            (865)
                                            -----------       ----------       ----------       ----------


Net income (loss) available to class A
     shareholders                            $     (360)      $     (174)      $       55       $   (1,524)


                 (in thousands, except share and per share data)

                                                  Three Months Ended               Twelve Months Ended
                                                     December 31,                      December 31,
Revenues:                                        2003             2002             2003            2002
                                                 ----             ----             ----            ----
                                                      (Unaudited)


RECONCILIATION OF NET INCOME (LOSS) TO
FUNDS FROM OPERATIONS ("FFO"):

Income (loss) - before
     discontinued operations                       (264)             238            1,295             (857)
Income from discontinued
     operations                                     497               29              703              198
Plus depreciation of real estate
     assets - from operations                       217              153              829              575
Plus depreciation of real estate
     assets - from discontinued operations            -               14               30               55
Less (gain) loss on sale of real
     estate assets acquired for investment         (312)              48             (312)              48
Less class B and C distributions                   (593)            (441)          (1,943)            (865)
                                             ----------       ----------       ----------       ----------
FFO available to class A Shares                    (455)              41              602             (846)

BASIC PER SHARE DATA:

Net income per class A common share -
     basic and diluted:
    Loss before discontinued operations           (0.31)           (0.07)           (0.23)           (0.70)
    Income from discontinued
     operations                                    0.18             0.01             0.25             0.08
                                             ----------       ----------       ----------       ----------
    Net income (loss)                             (0.13)           (0.06)            0.02            (0.62)

Weighted average class A common shares
     used to compute net income per class
     A share, basic and diluted               2,823,850        2,745,667        2,797,263        2,469,725





                            Balance Sheet Highlights
                                 (in Thousands)
                                                                              As of December 31,
                                                                          2003                 2002
                                                                          ----                 ----

Real estate held for investment, net                                  $ 68,447            $  45,843
Net investment in direct financing leases                               22,046               23,405
Real estate held for resale, net                                         4,384                    -
Total assets                                                           101,277               73,976
Notes payable                                                           48,485               33,586
Total liabilities                                                       51,684               34,959
Minority interest                                                          847                  811
Total shareholders' equity                                              48,746               38,206



                         Non-GAAP Financial Disclosure

This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. AmREIT's definitions and calculations of non-GAAP financial measures may differ from those used by other equity REIT's, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT calculates its base FFO in accordance with this definition. AmREIT adjusts its FFO calculation by adding back non-cash charges to earnings related to the issuance of stock in conjunction with the payment of deferred merger costs, resulting in its adjusted FFO. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company's real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO and adjusted FFO as disclosed by other REITs may not be comparable to AmREIT's calculation.

Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected EPS. A reconciliation of the projected FFO to projected EPS per share is provided below:



--------------------------------------------------------- ------------------------ ------------
                                                           Projected 2004 Range     Historical
--------------------------------------------------------- ------------------------ ------------
--------------------------------------------------------- ------------ ----------- ------------
                                                              High         Low       12/31/03
--------------------------------------------------------- ------------ ----------- ------------
--------------------------------------------------------- ------------ ----------- ------------


Net (loss) income available to class A shareholders         ($0.38)      ($0.40)      $ 0.02
--------------------------------------------------------- ------------ ----------- ------------
--------------------------------------------------------- ------------ ----------- ------------
Depreciation and amortization                                 0.42         0.42         0.30
--------------------------------------------------------- ------------ ----------- ------------
--------------------------------------------------------- ------------ ----------- ------------
Less gain on sale of real estate                                 -           -         (0.11)
                                                          ------------ ----------- ------------

--------------------------------------------------------- ------------ ----------- ------------
--------------------------------------------------------- ------------ ----------- ------------
         FFO available to class A shareholders                0.08         0.02         0.21
--------------------------------------------------------- ------------ ----------- ------------
--------------------------------------------------------- ------------ ----------- ------------
Deferred merger costs                                         0.60         0.60         0.33
                                                          ------------ ----------- ------------
--------------------------------------------------------- ------------ ----------- ------------
--------------------------------------------------------- ------------ ----------- ------------
                      Adjusted FFO                           $0.64        $0.62        $0.54
                                                            ======       ======       ======
--------------------------------------------------------- ------------ ----------- ------------

